                                  EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT


YOUNG BROADCASTING OF LOUISIANA, INC.
YOUNG BROADCASTING OF LANSING, INC.
YOUNG BROADCASTING OF LA CROSSE, INC.
YOUNG BROADCASTING OF ALBANY, INC.
YOUNG BROADCASTING OF NASHVILLE, INC.
WINNEBAGO TELEVISION CORPORATION
YBT, INC.
LAT, INC.
YOUNG BROADCASTING OF GREEN BAY, INC.
YOUNG BROADCASTING OF KNOXVILLE, INC.
YOUNG BROADCASTING OF RICHMOND, INC.
YBK, INC.
YOUNG BROADCASTING OF DAVENPORT, INC.
YOUNG BROADCASTING OF SIOUX FALLS, INC.
YOUNG BROADCASTING OF RAPID CITY, INC.
YOUNG BROADCASTING OF LOS ANGELES, INC.
FIDELITY  TELEVISION, INC.
WKRN, L.P.
KLFY, L.P.
WATE, L.P.
ADAM YOUNG INC.

                                       63